                                                                     EXHIBIT 13
                                                                     ----------

                     AMENDED AND RESTATED PROMISSORY NOTE

$                                                       Dated: December 16, 1996
 --------------

         FOR VALUE RECEIVED, the undersigned, _________________________ (the "Borrower"), _________________________, HEREBY PROMISES TO PAY to the order of
 --------
CITIBANK, N.A., a national banking association (the "Bank"), on or before the
                                                     ----
Termination Date, the principal sum of _______________ ($________) or, if less, the aggregate principal amount of all Advances made by the Bank to the Borrower pursuant to the Credit Agreement (as defined below) outstanding on the Termination Date.

         The Borrower promises to pay interest on the principal amount of each Advance from the date of such Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

         Both principal and interest are payable in lawful money of the United States of America to the Bank at One Citicorp Center, 153 East 53rd Street, New York, New York 10043 (or at such other address as shall be designated by the Bank in a written notice to the Borrower), in same day funds. Each Advance made by the Bank to the Borrower and the maturity thereof, and all payments made on account of the principal amount thereof, shall be recorded by the Bank and, prior to any transfer hereof, endorsed on the grid attached hereto which is a part of this Amended and Restated Promissory Note.

         This Amended and Restated Promissory Note is the Note referred to in and is entitled to the benefits of the Credit Agreement dated as of December 16, 1994, as amended by the First Amendment to Credit Agreement dated as of September 30, 1996, and as further amended by the Second Amendment to Credit Agreement dated as of December 16, 1996 among the Borrower and the Bank thereunder (such Credit Agreement as the same may be amended or supplemented from time to time, the "Credit Agreement") and is issued in replacement of that
                        ----------------
certain Promissory Note dated December 16, 1994, executed by the Borrower and made payable to Bank (the "Prior Note"). Nothing herein contained shall be
                           ----------
construed (a) to be a novation of the Prior Note or (b) to release, cancel, terminate or otherwise impair the status or priority of the liens or security for the Prior Note. Further, the Borrower acknowledges and agrees that this Note shall not be considered a new contract, and that all rights, titles, powers, liens, security interests and estates created by or under any security document or other agreement executed in connection with the Credit Agreement or securing the Prior Note shall continue without interruption in full force and effect. The Credit Agreement, among other things, contains provisions for acceleration of the maturities hereof upon the happening of certain stated events and also for the prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified. Capitalized terms used in this Note have the respective meanings assigned to them in the Credit Agreement.

         This Amended and Restated Promissory Note shall be governed by, and construed in accordance with, the laws of the State of New York. The Borrower hereby submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York and of any court of the State of New York sitting in New York City for purposes of all legal proceedings arising out of or relating to the Credit Agreement, this Amended and Restated Promissory Note, any other Loan Document or any transactions contemplated hereby or thereby. The Borrower irrevocably waives, to the fullest extent permitted by law, any objection which the Borrower may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Notwithstanding the preceding two sentences, the Bank retains the right to bring any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, the Credit Agreement, this Amended and Restated Promissory Note, any other Loan Document or any of the transactions contemplated thereby or thereby in any court that has jurisdiction over the parties and subject matter.

         This Amended and Restated Promissory Note is issued pursuant to and is entitled to the benefits of the Credit Agreement.

THE BORROWER:
                                          -------------------------------------

                                      By:
                                         --------------------------------------



                                      -----------------------------------------

                       ADVANCES AND PAYMENTS OF PRINCIPAL


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                                                          Amount of              Unpaid
                    Amount of         Maturity of       Principal Paid         Principal
     Date            Advance            Advance           or Unpaid             Balance        Notation Made By
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
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

                                      -3-